                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                      EQUITY MARKETING, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
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         -----------------------------------------------------------------------
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     (4) Date Filed:
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
                                     [LOGO]

                             Equity Marketing, Inc.

                            NOTICE OF ANNUAL MEETING
                                      AND
                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                  HOTEL NIKKO
                            465 S. LA CIENEGA BLVD.
                            LOS ANGELES, CALIFORNIA
                                  MAY 26, 1999

                             EQUITY MARKETING, INC.
                             6330 SAN VICENTE BLVD.
                         LOS ANGELES, CALIFORNIA 90048

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 26, 1999

                            ------------------------

TO THE STOCKHOLDERS OF
EQUITY MARKETING, INC.:

    Notice is hereby given that the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of Equity Marketing, Inc., a Delaware corporation (the "Company"), will be held at the Hotel Nikko, 465 S. La Cienega Blvd., Los Angeles, California 90048, on Wednesday, May 26, 1999, beginning at 10:00 a.m., local time. The Annual Meeting will be held for the following purposes:

    1. To elect six members of the Board of Directors, each to hold office until the 2000 Annual Meeting and until his successor is elected and qualified;

    2. To ratify the selection of Arthur Andersen LLP as the Company's independent auditor; and

    3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

    The Board of Directors has fixed March 29, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof, and only stockholders of record at the close of business on that date are entitled to such notice and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and at the offices of the Company for 10 days prior to the Annual Meeting.

    We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Annual Meeting, either by executing and returning the enclosed Proxy Card or by casting your vote in person at the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Leland P. Smith
                                          LELAND P. SMITH
                                          SECRETARY

Los Angeles, California
April 12, 1999

    STOCKHOLDERS UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. A STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF A STOCKHOLDER RECEIVES MORE THAN ONE PROXY CARD BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

                             EQUITY MARKETING, INC.
                             6330 SAN VICENTE BLVD.
                         LOS ANGELES, CALIFORNIA 90048
                                 (323) 932-4300

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 26, 1999

                                  INTRODUCTION

    This Proxy Statement is furnished to the stockholders by the Board of Directors of Equity Marketing, Inc., a Delaware corporation (the "Company"), for solicitation of proxies for use at the 1999 Annual Meeting of Stockholders to be held at the Hotel Nikko, 465 S. La Cienega Blvd., Los Angeles, California 90048, on Wednesday, May 26, 1999, at 10:00 a.m., local time, and at any and all adjournments thereof (the "Annual Meeting").

    The purpose of the Annual Meeting and the matters to be acted upon are set forth in the following Proxy Statement. As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting. A stockholder giving a proxy pursuant to the present solicitation may revoke it at any time before it is exercised by submitting a duly executed proxy bearing a later date or by delivering to the Secretary of the Company a written notice of revocation prior to the Annual Meeting, or by appearing at the Annual Meeting and expressing a desire to vote his or her shares in person. Subject to such revocation, all shares represented by a properly executed proxy received prior to or at the Annual Meeting will be voted by the proxy holders whose names are set forth in the accompanying proxy in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted "FOR" the election of the nominees for director set forth herein and "FOR" the proposal to ratify the appointment of Arthur Andersen LLP as the independent auditor of the Company for the fiscal year ending December 31, 1999. If any other business shall properly come before the meeting, votes will be cast pursuant to said proxies in respect of any such other business in accordance with the judgment of the persons acting under said proxies.

    It is anticipated that the mailing to stockholders of this Proxy Statement and the enclosed proxy will commence on or about April 12, 1999.

                    OUTSTANDING SECURITIES AND VOTING RIGHTS

    Only stockholders of record at the close of business on March 29, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At that date there were 6,202,151 outstanding shares of common stock, par value $.001 per share, of the Company (the "Common Stock"), the only outstanding voting security of the Company.

    The holders of record of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. As to all matters, each stockholder is entitled to one vote for each share of Common Stock. Stockholders are not entitled to cumulate their votes. Abstentions and broker non-votes (shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In the election of directors, holders of Common Stock are entitled to elect six directors with the six candidates who receive the highest number of affirmative votes being elected. Votes against a candidate and votes withheld have no legal effect. In matters other than the election of directors, abstentions have the effect of votes against a proposal in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes do not have any effect for purposes of determining whether a proposal has been approved.

    As of the Record Date, Stephen P. Robeck and Donald A. Kurz possessed the power to vote approximately 44% of the outstanding Common Stock. The Company has been advised that Messrs. Robeck and Kurz intend to vote all of the shares beneficially owned by them "FOR" the election of the nominees for director set forth herein and "FOR" the proposal to ratify the appointment of Arthur Andersen LLP as the independent auditor of the Company for the fiscal year ending December 31, 1999.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as to the shares of Common Stock owned as of March 1, 1999 by (i) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock; (ii) each director and nominee for director; (iii) each executive officer named in the Summary Compensation Table included under "Executive Compensation and Related Matters"; and (iv) all directors and nominees and executive officers of the Company as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable. Unless otherwise indicated, the address of each person shown is c/o Equity Marketing, Inc., 6330 San Vicente Blvd., Los Angeles, California 90048.

                                                                                NUMBER OF    PERCENT COMMON
                                                                                 SHARES           STOCK
                                                                               BENEFICIALLY   BENEFICIALLY
                                                                                OWNED(1)        OWNED(1)
                                                                               -----------  -----------------
Donald A. Kurz (2)...........................................................   1,566,144            25.2%
Stephen P. Robeck (2)........................................................   1,183,597            19.0%
Baron Capital (3)............................................................     375,000             6.0%
Kennedy Capital Management (4)...............................................     364,900             5.9%
Bruce Raben (2)..............................................................     122,000             2.0%
Mitchell H. Kurz.............................................................      74,600             1.2%
Kim H. Thomsen (2)...........................................................      74,575             1.2%
Albert Ovadia (2)............................................................      48,915           *
Lawrence Elins (2)...........................................................      38,244           *
Sanford R. Climan (2)........................................................      37,650           *
Joseph F. Morrison...........................................................       6,000           *
Edward T. Boyd...............................................................       2,000           *
Executive Officers and Directors as a Group (13 persons)(5)..................   3,159,916            48.8%

------------------------

*   Less than one percent.

(1) In accordance with Rule 13d-3(d)(1)(i) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shares beneficially owned at any date include shares issuable upon the exercise of options, warrants, rights or conversion privileges within 60 days of the that date. For the purpose of computing the percentage of outstanding shares beneficially owned by a particular person, any securities not outstanding which are subject to options, warrants, rights or conversion privileges exercisable by that person within 60 days of March 1, 1999 have been deemed to be outstanding, but have not been deemed outstanding for the purpose of computing the percentage of the class beneficially owned by any other person.

(2) Includes shares of Common Stock which the following officers and directors have the right to acquire by exercise of options within 60 days following March 1, 1999: D. Kurz, 18,334; Robeck, 18,334; Raben, 50,000; Thomsen,
    73,210; Elins, 35,000; Ovadia, 48,334; and Climan, 35,000.

(3) As reported on a Schedule 13G dated January 22, 1999 and filed with the Securities and Exchange Commission by Baron Capital. The address of Baron Capital is 767 Fifth Avenue, New York, NY 10153.

(4) As reported on a Schedule 13G dated February 5, 1999 and filed with the Securities and Exchange Commission by Kennedy Capital Management. The address of Kennedy Capital Management is 10829 Olive Blvd., St. Louis, MO 63141.

(5) The amount stated includes an aggregate of 278,212 shares of Common Stock which may be acquired upon the exercise of options within 60 days following March 1, 1999.

                             ELECTION OF DIRECTORS

    A Board of six directors is to be elected at the Annual Meeting, to hold office until the 2000 Annual Meeting of Stockholders and thereafter until their respective successors are elected. The Board of Directors proposes the six nominees named below. All of the nominees for election as directors are incumbent directors. All nominees have advised the Company that they are able and willing to serve as directors. However, if any nominee is unable to or for good cause will not serve, the persons named in the accompanying proxy will vote for any other person nominated by the Board of Directors.

    Except as set forth below, no arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. Under his consulting agreement, the Company has agreed to use its best efforts to have Mr. Robeck elected as a director of the Company. (See "Certain Relationships and Related Transactions" below.) Under his employment agreement, the Company has agreed to use its best efforts to have Mr. Kurz elected as a director of the Company. (See "Employment Agreements" below.) Donald A. Kurz and Mitchell H. Kurz are brothers.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION
                          OF THE NOMINEES LISTED BELOW

    The following table sets forth the names and ages of the nominees of the Board of Directors.

NAME                                                                                     AGE      DIRECTOR SINCE
-----------------------------------------------------------------------------------      ---      ---------------
Donald A. Kurz.....................................................................          43           1990
Sanford R. Climan..................................................................          43           1998
Lawrence Elins.....................................................................          51           1994
Mitchell H. Kurz...................................................................          47           1999
Bruce Raben........................................................................          45           1993
Stephen P. Robeck..................................................................          50           1989

    DONALD A. KURZ joined the Company as Executive Vice President and was elected a director in September 1990, and was elected President and Co-Chief Executive Officer in September 1991. On January 1, 1999, he was elected Chairman of the Board and Chief Executive Officer. Prior to joining the Company, Mr. Kurz was a management consultant for seven years with the general management consulting division of Towers Perrin, where he was a Vice President (Senior Partner) and, most recently, Manager of the New York office. Mr. Kurz received his BA from Johns Hopkins University and his MBA from the Columbia University Graduate School of Business.

    SANFORD R. CLIMAN was employed by Creative Artists Agency ("CAA") from June 1986 to September 1995. From October 1995 through May 1997, Mr. Climan was Executive Vice President and President, Worldwide Business Development of Universal Studios, Inc. From June 1997 to February 1999, Mr. Climan returned to CAA as a member of its senior executive team. He is currently pursuing other interests. Mr. Climan received his BA from Harvard College, a Master of Science in Health Policy and Management from the Harvard School of Public Health and his MBA from Harvard Business School.

    LAWRENCE ELINS was employed by Applause, Inc., toy and gift manufacturer, until 1988, where he served as President. Since 1988 Mr. Elins has been President of Elins Enterprises, a financial and real estate investment company. Mr. Elins received his BA from California State University Northridge.

    MITCHELL H. KURZ is the Chairman and founder of Kurz and Friends, a consulting company to the global advertising and marketing services business. Mr. Kurz retired from Young & Rubicam Inc. in December 1998, followng a 24-year career during which he held numerous executive positions. His most recent position at Young & Rubicam was Chairman of Client Services, where he oversaw key global client relationships representing approximately 50 percent of the company's annual revenues. From 1996 to 1998, he was Pesident and Chief Operating Officer of Young & Rubicam Advertising, and from 1992 to 1996, he was Worldwide Chief Executive Officer of Wunderman Cato Johnson, a Young & Rubicam operating unit.

Mr. Kurz received his MBA from Harvard Business School and his bachelor's degree from Dartmouth College.

    BRUCE RABEN was an Executive Vice President of Jeffries & Company, Inc., an investment banking firm, from 1990 through 1995. In 1996 Mr. Raben joined CIBC Oppenheimer, an investment banking firm, as a Managing Director. Mr. Raben is also a director of Terex Corp. and Optical Security, Inc. Mr. Raben received a BA from Vassar College and an MBA from the Columbia University Graduate School of Business.

    STEPHEN P. ROBECK was a senior executive of the Company and its predecessor business from 1986 to 1998. He became a director of the Company in 1989 and was elected Chairman and Co-Chief Executive Officer in September 1991. Effective December 31, 1998, Mr. Robeck resigned as Chairman and Co-Chief Executive Officer. On January 1, 1999, he became a consultant to the Company. Between 1987 and September 1991, Mr. Robeck served as Chief Operating Officer of the Company. Mr. Robeck received a BA in philosophy from Lake Forest College.

    During 1998, the Board of Directors met 11 times. Each director attended more than 75% of the Board of Directors meetings and the meetings of Board committees on which he served.

COMMITTEES OF THE BOARD

    AUDIT COMMITTEE. The Board has an Audit Committee consisting of Messrs. Climan, Elins and Raben. The Audit Committee reviews the audit and control functions of the Company, the Company's accounting principles, policies and practices and financial reporting, the scope of the audit conducted by the Company's independent auditors, the fees and all non-audit services of the independent auditors and the independent auditors' opinion and letter of comment to management (if any) and management's response thereto. The Audit Committee met two times in 1998.

    COMPENSATION COMMITTEE. The Board has a Compensation Committee consisting of Messrs. Climan, Elins and Raben. The Compensation Committee is authorized to review and recommend to the Board the salaries, bonuses and perquisites for the Company's executive officers and to administer the Equity Marketing, Inc. Stock Option Plan (the "Option Plan"). The Compensation Committee also reviews and recommends to the Board any new compensation or retirement plans. During 1998, the Compensation Committee met three times.

DIRECTOR COMPENSATION

    STANDARD COMPENSATION. Directors who are not employees of the Company or its subsidiaries ("non-employee directors") receive $20,000 per year. Directors who are employees of the Company or its subsidiaries serve as directors without compensation.

    STOCK OPTIONS. Non-employee directors receive additional compensation in the form of stock options granted automatically under the Equity Marketing, Inc. Non-Employee Director Stock Option Plan (the "Director Plan"). Each non-employee director automatically receives an option to purchase 35,000 shares of Common Stock upon the date such non-employee director first joins the Board of Directors, such options vesting six months after the date of grant, and options to purchase 30,000 shares of Common Stock the first time such non-employee director is elected to the Board of Directors by the stockholders and each third time thereafter such non-employee director is elected to the Board of Directors by the stockholders, such options vesting in three equal installments on each of the first, second and third anniversary of the date of grant. If a non-employee director first joins the Board of Directors upon election by the stockholders, such non-employee director receives both grants of options on the same date.

    On February 25, 1999, each of Messrs. Climan, Elins and Raben received a grant of options to purchase 20,000 shares of Common Stock at $5.75 per share, fair market value on the date of grant. The options expire on February 25, 2009, the tenth anniversary of the date of grant, and vest in four equal biannual installments beginning on November 1, 1999. The options were granted under the Option Plan.

Using the assumed rates of appreciation as set forth in the Option Grants table below, the grants to each of Messrs. Climan, Elins and Raben had a value of $72,322 at 5% and $183,280 at 10% as of March 15, 1999.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Donald A. Kurz, Chairman of the Board and Chief Executive Officer of the Company, is indebted to the Company pursuant to promissory notes dated September 27, 1991 in an aggregate original principal amount of $106,667 bearing interest at an annual rate of 8.41%. These notes were issued in connection with the purchase of Common Stock by Mr. Kurz from the Company. The notes are subject to a Loan Forgiveness Agreement dated September 27, 1991 pursuant to which the notes are being forgiven at 10% per year, provided that Mr. Kurz remains employed with the Company. The highest amount of principal and interest outstanding under these notes during 1998 was $43,000. At December 31, 1998, the outstanding balance of principal and interest on the notes was approximately $32,000.

    Stephen P. Robeck, formerly Chairman of the Board and Co-Chief Executive Officer, has entered into a consulting agreement with the Company. The agreement runs from January 1, 1999 through December 31, 2001, subject to earlier termination upon Mr. Robeck's death or disability or termination by the Company For Cause or Other Than For Cause (each as defined in the agreement). The agreement provides that Mr. Robeck will serve as a financial and business consultant to the Company and be available to fulfill his obligations thereunder no less than twenty (20) hours per month. The agreement contains provisions restricting Mr. Robeck's ability to compete with the Company while providing services as a consultant and to solicit the Company's employees through the first anniversary of the end of the consulting period. Under the agreement, Mr. Robeck receives a consulting fee of $210,000 per year, a car allowance of $18,000 per year and certain medical, disability and life insurance benefits. He is also entitled to reimbursement of certain business-related expenses incurred for all reasonable travel and out-of-pocket expenses incurred in the performance of his services as a consultant. If the agreement is terminated by reason of death or disability, Mr. Robeck or his estate shall receive his full consulting fee through the end of the month of his death or disability and a prorated share of any other compensation or benefits required under the agreement. If the agreement is terminated by the Company For Cause, Mr. Robeck's compensation and benefits shall cease as of the date of termination. If the agreement is terminated by the Company Other Than For Cause, Mr. Robeck shall receive his full consulting fee and any other compensation or benefits required under the agreement through the end of the term of the agreement. Under the agreement, the Company has agreed to use its best efforts to have Mr. Robeck elected as a director of the Company.

    Larry Elins, a director of the Company, provided financial and business consulting services to the Company in 1998. As consideration for these services, Mr. Elins received on March 11, 1998 a grant of options to purchase 30,000 shares of Common Stock at $19.94 per share, fair market value on the date of grant. The options expire on March 11, 2008, the tenth anniversary of the date of grant, and vest in three equal annual increments beginning on the first anniversary of the date of grant. The options were granted under the Option Plan. Using the assumed rates of appreciation as set forth in the Option Grants table below, the grant to Mr. Elins had a value of $376,202 at 5% and $953,375 at 10% as of December 31, 1998. On December 14, 1998, Mr. Elins elected to exchange this grant and two other grants received by him in 1997 also as consideration for consulting services for a lesser number of options priced at fair market value. (See "Stock Option Repricing" below.) Mr. Elins exchanged grants of 30,000, 25,000 and 5,000 shares with exercise prices of $19.94, $16.50 and $18.13 per share, respectively, for grants to purchase 20,000, 16,667 and 3,333, shares, respectively, with exercises prices of $7.50 each. Each replacement grant retained the original grant's vesting schedule but imposed a one year moratorium on exercise ending December 14, 1999. Using the assumed rates of appreciation as set forth in the Option Grants table below, the repriced grants to Mr. Elins of 20,000, 16,667 and 3,333 shares had values of $94,334 at 5% and $239,061 at 10%, $78,613 at 5% and $199,221 at 10%, and
$15,721 at 5% and $39,840 at 10%, respectively, as of December 31, 1998.

                   EXECUTIVE COMPENSATION AND RELATED MATTERS

    The following table sets forth the cash compensation (including cash bonuses) paid or accrued by the Company for its fiscal years ended December 31, 1996, 1997 and 1998 to its Co-Chief Executive Officers and its four most highly compensated officers other than the Co-Chief Executive Officers (collectively, the "Named Executive Officers") at December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                                                              COMPENSATION
                                                                                       --------------------------
                                                                                        SECURITIES
                                                                      OTHER ANNUAL      UNDERLYING      OPTION
                                YEAR      SALARY($)   BONUS($)(1)  COMPENSATION($)(2)     OPTIONS     PAYOUTS($)
                              ---------  -----------  -----------  ------------------  -------------  -----------
Stephen P. Robeck...........       1998     315,000       --               16,095           --            --
  Chairman, Co-Chief               1997     300,000       --               16,920           50,000        --
    Executive Officer(4)           1996     275,000      225,000           16,920           --            --

Donald A. Kurz..............       1998     315,000       --               16,095           --            --
  President, Co-Chief              1997     300,000       --               16,920           50,000        --
    Executive Officer(4)           1996     275,000      225,000           16,920           --            --

Joseph F. Morrison..........       1998     164,440       10,000            8,970          296,667        --
  President, Promotions and
    Consumer Products(5)

Kim H. Thomsen..............       1998     210,000      125,000           10,920           25,833        --
  Executive Vice President,        1997     200,000       50,000           10,920           25,000        --
    Creative Director              1996     150,000      125,000           10,920           --           646,500

Albert Ovadia...............       1998     300,000       --               13,320           --           206,400
  Executive Vice President,        1997     270,650       --               10,920           25,000        --
    Worldwide Promotions(6)        1996     102,404      200,000          201,212(8)       100,000        --

Edward T. Boyd..............       1998     150,000       90,000            7,826          112,500        --
  Senior Vice President,
    Worldwide Operations(7)

                                   ALL OTHER
                              COMPENSATION($)(3)
                              -------------------
Stephen P. Robeck...........          16,115
  Chairman, Co-Chief                  33,485
    Executive Officer(4)              21,980
Donald A. Kurz..............          21,924
  President, Co-Chief                 39,362
    Executive Officer(4)              30,511
Joseph F. Morrison..........          --
  President, Promotions and
    Consumer Products(5)
Kim H. Thomsen..............           5,000
  Executive Vice President,            4,924
    Creative Director                  5,830
Albert Ovadia...............           5,000
  Executive Vice President,            2,255
    Worldwide Promotions(6)            2,950
Edward T. Boyd..............          --
  Senior Vice President,
    Worldwide Operations(7)

------------------------------

(1) Amounts were earned in the years indicated. Annual bonuses are generally paid in the first quarter of the following year.

(2) Consists of an automobile allowance unless otherwise indicated.

(3) 1998 amounts consist of: (i) matching payments pursuant to the Company's 401(k) Plan in the following amounts: Mr. Robeck-- $5,000; Mr. Kurz--$5,000; Ms. Thomsen--$5,000; and Mr. Ovadia--$5,000; (ii) premiums on term life insurance in the following amounts: Mr. Robeck--$11,115; and Mr. Kurz--$6,257; and (iii) loan forgiveness in the following amounts: Mr. Kurz--$10,667.

(4) On December 31, 1998, Mr. Robeck resigned as Chairman and Co-Chief Executive Officer of the Company, and on January 1, 1999, Mr. Kurz became Chairman and Chief Executive Officer of the Company.

(5) Mr. Morrison commenced employment in April, 1998.

(6) Mr. Ovadia retired from his position with the Company effective December 31, 1998. Mr. Ovadia received a signing bonus of $125,000 in 1996.

(7) Mr. Boyd commenced employment in April, 1998. Mr. Boyd received a signing bonus of $50,000.

(8) Includes payments in the amount of $196,662 in connection with Mr. Ovadia's relocation to Los Angeles, California in 1996.

EMPLOYMENT AGREEMENTS

    Donald A. Kurz has entered into an employment agreement with the Company. The agreement runs from January 1, 1999 through December 31, 2002, subject to earlier termination upon Mr. Kurz's death or disability or termination by the Company For Cause or Other Than For Cause (each as defined in the agreement). The agreement also terminates upon the first anniversary of a Change of Control (as defined in the agreement). Under the agreement, Mr. Kurz is entitled to a base salary of $375,000 per year, subject to upward annual adjustment at the discretion of the Compensation Committee in an amount no less than increases in the Consumer Price Index (as defined in the agreement), a car allowance of $19,200 per year and certain medical, disability and life insurance benefits. Pursuant to the agreement, Mr. Kurz received a grant of 50,000 stock options in January 1999 priced at a 50% premium to fair market value on that date and may receive future stock option grants at the discretion of the Compensation Committee. Mr. Kurz is also entitled to an annual bonus of up to 50% of his base salary based on the attainment of certain corporate earnings goals and, at the discretion of the Compensation Committee, a strategic performance bonus of up to 50% of his base salary after taking into account the Company's long-term prospects and position and the accomplishment of strategic goals devised by Mr. Kurz and the Board of Directors. Upon termination of the employment term, the Company has agreed to retain Mr. Kurz as a consultant for a period of three years, unless the agreement is terminated pursuant to a Change of Control. If the agreement is terminated by reason of death or disability, Mr. Kurz or his estate shall receive his full base salary through the end of the month of his death or disability and a prorated share of any other compensation or benefits required under the agreement. If the agreement is terminated by the Company For Cause, Mr. Kurz's compensation and benefits shall cease as of the date of termination. If the agreement is terminated by the Company Other Than For Cause, Mr. Kurz shall receive his full base salary and any other compensation or benefits required under the agreement through the end of the term of the agreement and double the annual corporate earnings goals bonus he would have been entitled to if he was not terminated. Under the agreement, the Company has agreed to use its best efforts to have Mr. Kurz elected as a director of the Company.

    Joseph F. Morrison has entered into an employment agreement with the Company. The agreement runs from September 1, 1998 through December 31, 2000, subject to earlier termination upon Mr. Morrison's death or disability or termination by the Company For Cause or Other Than For Cause (each as defined in the agreement). The agreement contains provisions restricting Mr. Morrison's ability to compete with the Company through April 24, 2003 and to solicit the Company's employees through April 24, 2003. Under the agreement, Mr. Morrison is entitled to a base salary of $275,000 per year, a car allowance of $14,400 per year and certain medical, disability and life insurance benefits. Pursuant to the agreement, Mr. Morrison received a grant of 100,000 stock options in September 1998. Mr. Morrison is also entitled to an annual bonus of up to 80% of his base salary based on the attainment of certain corporate earnings goals and business group earnings goals. If the agreement is terminated by reason of death or disability, Mr. Morrison or his estate shall receive his full base salary through the end of the month of his death or disability and a prorated share of his annual bonus as determined under the agreement. If the agreement is terminated by the Company For Cause, Mr. Morrison's compensation and benefits shall cease as of the date of termination. If the agreement is terminated by the end of the employment term, Mr. Morrison's compensation and benefits shall cease as of the date of termination, but he shall be entitled to payment of his annual bonus through the end of the calendar year in which his employment terminates subject to proration if applicable. If the agreement is terminated by the Company Other Than For Cause, Mr. Morrison shall receive his full base salary and any other compensation or benefits required under the agreement through the end of the term of the agreement.

    Albert Ovadia had an employment agreement with the Company pursuant to which he was entitled to receive a base salary of $300,000 per year from August 6, 1997 through December 31, 1998. He was also eligible to receive bonus compensation of up to $100,000 in 1997 and $125,000 in 1998 based on the attainment of corporate earnings goals as well as divisional and individual performance objectives. Mr. Ovadia retired from his position with the Company effective December 31, 1998.

    Edward T. Boyd has entered into an employment agreement with the Company. The agreement runs from April 13, 1998 through April 12, 2000, subject to earlier termination upon Mr. Boyd's death or disability or termination by the Company For Cause or Other Than For Cause (each as defined in the agreement). Following April 12, 2000, Mr. Boyd's employment with the Company may continue on an "at will basis" subject to termination by him upon 30 days prior written notice to the Company. The agreement contains provisions restricting Mr. Boyd's ability to solicit the Company's employees through the second anniversary of the agreement's termination. Under the agreement, Mr. Boyd is entitled to a base salary of $200,000 per year, a car allowance of $12,000 per year and certain medical, disability and life insurance benefits. Pursuant to the agreement, Mr. Boyd received a grant of 75,000 stock options in April 1998. Mr. Boyd is also entitled to an annual bonus of up to 60% of his base salary based on the attainment of certain corporate earnings goals and business group earnings goals. Pursuant to the agreement, Mr. Boyd received a signing bonus of $50,000 in April 1998 which is refundable to the Company in the event he is terminated For Cause on or prior to April 13, 1999. If the agreement is terminated by reason of death or disability, Mr. Boyd or his estate shall receive his full base salary through the end of the month of his death or disability and a prorated share of his annual bonus as determined under the agreement. If the agreement is terminated by the Company For Cause, Mr. Boyd's compensation and benefits shall cease as of the date of termination. If the agreement is terminated by the end of the employment term, Mr. Boyd's compensation and benefits shall cease as of the date of termination. If the agreement is terminated by the Company Other Than For Cause, Mr. Boyd shall receive his full base salary and other benefits required under the agreement through the end of the term of the agreement, and he shall be entitled to payment of his annual bonus through the end of the calendar year in which his employment terminates.

STOCK OPTIONS

    The following table sets forth information with respect to grants of options to purchase Common Stock under the Option Plan to the Named Executive Officers during the fiscal year ended December 31, 1998.

                             OPTION GRANTS IN 1998

                                                                                                POTENTIAL REALIZABLE
                                                     % OF TOTAL                                   VALUE AT ASSUMED
                                        NUMBER OF      OPTIONS                                  ANNUAL RATE OF STOCK
                                       SECURITIES    GRANTED TO                                   APPRECIATION FOR
                                       UNDERLYING     EMPLOYEES     EXERCISE                     OPTION TERM($)(2)
                                         OPTIONS      IN FISCAL       PRICE      EXPIRATION    ----------------------
NAME                                   GRANTED(#)       YEAR        ($/SH)(1)       DATE           5%         10%
-------------------------------------  -----------  -------------  -----------  -------------  ----------  ----------
Stephen P. Robeck....................           0        --            --            --            --          --
Donald A. Kurz.......................           0        --            --            --            --          --
Joseph F. Morrison...................     100,000(3)        10.5%       22.00          2001       346,775     728,200
                                          100,000(4)        10.5%       15.00          2008       943,335   2,390,610
                                           30,000(5)         3.1%        7.50          2008       141,500     358,592
                                           66,666(6)         7.0%        7.50          2008       314,442     796,862
Kim H. Thomsen.......................      13,334(7)         1.4%        7.50          2005        40,712      94,876
                                           12,500(8)         1.3%        7.50          2007        51,687     127,308
Albert Ovadia........................           0        --            --            --            --          --
Edward T. Boyd.......................      75,000(9)         7.9%       21.00          2008       990,502   2,510,141
                                           37,500(10)         3.9%       7.50          2008       176,875     448,239

------------------------------
(1) The exercise price was market value of the Common Stock on the date of grant.

(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on option exercises are dependent upon other factors, including the future performance of the Common Stock and overall stock market conditions.

(3) Options were granted in connection with the acquisition of Corinthian Marketing, Inc. and were granted at fair market value on the date of grant. 10,000 shares vest on the first anniversary of the date of grant. The remaining shares vest in three equal annual installments commencing on the first anniversary of the date of grant subject to the achievement of certain performance criteria related to the acquired business. Options were cancelled on December 14, 1998 in connection with a repricing. (See "Stock Option Repricing" below.)

(4) Options were granted at fair market value on the date of grant, were for a term of ten years and vest in five equal annual installments commencing on the first anniversary of the date of grant subject to accelerated vesting upon achievement of certain financial performance criteria. Options were cancelled on December 14, 1998 in connection with a repricing. (See "Stock Option Repricing" below.)

(5) Options were granted in connection with a repricing. (See "Stock Option Repricing" below.) Options were granted at fair market value on the date of repricing, were for a term of ten years and vest in three equal annual installments commencing on April 4, 1999. The options are subject to a one year moratorium on exercise ending December 14, 1999.

(6) Options were granted in connection with a repricing. (See "Stock Option Repricing" below.) Options were granted at fair market value on the date of repricing. The original options were granted on September 1, 1998, were for a term of ten years and vest in three equal annual installments commencing on September 1, 1999. The vesting terms were not amended at the time of repricing, but the options are subject to a one year moratorium on exercise ending December 14, 1999.

(7) Options were granted in connection with a repricing. (See "Stock Option Repricing" below.) Options were granted at fair market value on the date of repricing. The original options were granted on December 7, 1995, were for a term of ten years and vest in five equal annual installments commencing on December 7, 1996. The vesting terms were not amended at the time of repricing, but the options are subject to a one year moratorium on exercise ending December 14, 1999.

(8) Options were granted in connection with a repricing. (See "Stock Option Repricing" below.) Options were granted at fair market value on the date of repricing. The original options were granted on December 9, 1997, were for a term of ten years and vest in three equal annual installments commencing on December 9, 1998. The vesting terms were not amended at the time of repricing, but the options are subject to a one year moratorium on exercise ending December 14, 1999.

(9) Options were granted at fair market value on the date of grant, were for a term of ten years and vest in five equal annual installments commencing on the first anniversary of the date of grant. Options were cancelled on December 14, 1998 in connection with a repricing. (See "Stock Option Repricing" below.)

(10) Options were granted in connection with a repricing. (See "Stock Option Repricing" below.) Options were granted at fair market value on the date of repricing. The original options were granted on April 13, 1998, were for a term of ten years and vest in five equal annual installments commencing on April 13, 1999. The vesting terms were not amended at the time of repricing, but the options are subject to a one year moratorium on exercise ending December 14, 1999.

    The following table sets forth with respect to the Named Executive Officers information with respect to options exercised, unexercised options and year-end option values in each case with respect to options to purchase shares of Common Stock.

AGGREGATED OPTION EXERCISES DURING FISCAL 1998 AND FISCAL YEAR-END OPTION VALUES

                                                        NUMBER OF SECURITIES
                                                             UNDERLYING                   VALUE OF UNEXERCISED
                                                       UNEXERCISED OPTIONS AT             IN THE MONEY OPTIONS
                           SHARES       VALUE            DECEMBER 31, 1998              AT DECEMBER 31, 1998(1)
                         ACQUIRED ON  REALIZED   ----------------------------------  ------------------------------
NAME                     EXERCISE(#)     ($)     EXERCISABLE(#)   UNEXERCISABLE(#)   EXERCISABLE($) UNEXERCISABLE($)
-----------------------  -----------  ---------  ---------------  -----------------  -------------  ---------------
Stephen P. Robeck......           0           0        13,334            36,666                0               0
Donald A. Kurz.........           0           0        13,334            36,666                0               0
Joseph F. Morrison.....           0           0             0            96,667                0          72,500
Kim H. Thomsen.........           0           0        73,210            25,833          580,555          19,375
Albert Ovadia..........      20,000     206,400        28,334            76,666                0               0
Edward T. Boyd.........           0           0             0            37,500                0          28,125

------------------------------

(1) Represents the difference between the last reported sale price of the Common Stock on December 31, 1998 and the exercise price of the option multiplied by the applicable number of shares.

STOCK OPTION REPRICING

    On December 14, 1998, the Company permitted option holders to exchange their outstanding stock options for a lesser number of options priced at fair market value on that date, $7.50. Options with an exercise price greater than $20.00 a share were eligible to be exchanged for options priced at $7.50 with a 50% reduction in the number of options. For example, an option to purchase 10,000 shares at $22.00 per share was eligible to be exchanged for an option to purchase 5,000 shares at $7.50. Options with an exercise price less than or equal to $20.00 a share were eligible to be exchanged for options priced at $7.50 with a 33% reduction in the number of options. For example, an option to purchase 10,000 shares at $18.00 per share was eligible to be exchanged for an option to purchase 6,667 shares at $7.50. Optionholders with more than one grant could choose to exchange one or more grants, but were required to exchange the entirety of any grant selected for exchange. Each replacement grant retained the original grant's vesting schedule but imposed a one year moratorium on exercise ending December 14, 1999. The objectives of the exchange were: (i) to replace the opportunity to share in the Company's success through stock price appreciation; (ii) to meet competitive threats to the Company's key executives who could be enticed to join a competitor with option grants priced at the competitor's current fair market value; (iii) to recapture existing outstanding options, thereby reducing the number of outstanding grants and increasing availability for future grants; and (iv) to continue to align the interests of key employees and stockholders by adding meaningful incentives and strengthening the retentive powers of the existing grants.

    The following table sets forth certain information with respect to executive officers of the Company who elected to exchange options on December 14, 1998, the only date the Company has ever repriced options. At the discretion of the Compensation Committee, Messrs. Robeck and Kurz were not eligible to participate in the exchange.

                           TEN YEAR OPTION REPRICINGS

                                     NUMBER OF                                                                    LENGTH OF
                                    SECURITIES      NUMBER OF                                                  ORIGINAL OPTION
                                    UNDERLYING     SECURITIES                       EXERCISE                  TERM REMAINING AT
                                      OPTIONS      UNDERLYING    MARKET PRICE OF  PRICE AT TIME      NEW      DATE OF REPRICING
                                      BEFORE      OPTIONS AFTER   STOCK AT TIME        OF         EXERCISE     (REPRESENTED IN
NAME AND TITLE                     REPRICING(#)   REPRICING(#)   OF REPRICING($)  REPRICING($)    PRICE($)         YEARS)
---------------------------------  -------------  -------------  ---------------  -------------  -----------  -----------------
Joseph F. Morrison...............      100,000         30,000            7.50           22.00          7.50             2.4
  President, Promotions and            100,000         66,666            7.50           15.00          7.50             9.8
  Consumer Products

Kim H. Thomsen...................       20,000         13,334            7.50           12.25          7.50             7.0
  Executive Vice President,             25,000         12,500            7.50           28.13          7.50             9.0
  Creative Director

Edward T. Boyd...................       75,000         37,500            7.50           21.00          7.50             9.4
  Senior Vice President,
  Worldwide Operations

Leland P. Smith..................       40,000         20,000            7.50           21.00          7.50             9.8
  Senior Vice President, General
  Counsel and Secretary

Gaetano Mastropasqua.............       10,000          5,000            7.50           20.63          7.50             8.5
  Senior Vice President,                10,000          5,000            7.50           28.13          7.50             9.0
  Promotions

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee of the Board of Directors are Messrs. Climan, Elins and Raben. No member of the Board of Directors or the Compensation Committee has any interlocking relationship with any other corporation that requires disclosure under this heading.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The following Report of the Compensation Committee on Executive Compensation and the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "Commission") or subject to Regulations 14A or 14C of the Commission or the liabilities of
Section 18 of the Exchange Act. Such Report and Performance Graph shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

    GENERAL. The Compensation Committee (the "Compensation Committee") has the responsibility to determine and administer the Company's executive compensation programs and make appropriate recommendations concerning matters of executive compensation. In evaluating the performance of members of management, the Compensation Committee consults with the co-chief executive officers except when reviewing the co-chief executive officers' performance, in which case it meets independently. The Committee reviews with the Board in detail all aspects of compensation for the senior executives, including the Named Executive Officers. The Committee met three times in 1998. Set forth below are the principal factors underlying the Committee's philosophy used in setting compensation for fiscal 1998.

    COMPENSATION PHILOSOPHY. At the direction of the Board of Directors, the Compensation Committee endeavors to ensure that the compensation programs for executive officers of the Company are competitive and consistent in order to attract and retain key executives critical to the Company's long-term success. The Compensation Committee believes that the Company's overall financial performance should be an important factor in the total compensation of executive officers. At the executive officer level, the Compensation Committee has a policy that a significant proportion of potential total compensation should consist of variable, performance-based components, such as stock options and bonuses, which can increase or decrease to reflect changes in corporate and individual performance. These incentive compensation programs are intended to reinforce management's commitment to the enhancement of profitability and stockholder value.

    The Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the Company's co-chief executive officers and other executive officers. In implementing the Company's executive compensation objectives, the Compensation Committee has designed an executive compensation program consisting of base salary, annual incentive compensation, stock options and other employment benefits.

    The Compensation Committee seeks to maintain levels of compensation that are competitive with similar companies in the Company's industry. To that end, the Compensation Committee reviews proxy data and other compensation data relating to companies within the Company's industry. In addition, from time to time, the Compensation Committee also receives assessments and advice regarding the Company's compensation practices from independent compensation consultants.

    BASE SALARY. Base salary represents the fixed component of the executive compensation program. The Company's philosophy regarding base salaries is to maintain salaries for the aggregate group of executive officers at approximately the competitive industry average. Periodic increases in base salary relate to individual contributions evaluated against established objectives and the industry's annual competitive pay practices.

    In 1998, the Company engaged a consultant to access the competitiveness of salaries throughout the Company. After reviewing the results of the survey, the Compensation Committee implemented salary adjustments for those employees deemed to be receiving "below market" salaries.

    ANNUAL INCENTIVE COMPENSATION. The Company's executive officers are eligible for annual incentive compensation consisting primarily of cash bonuses based on the attainment of corporate earnings goals, as well as divisional and individual performance objectives. While performance against financial objectives is the primary measurement for executive officers' annual incentive compensation, non-financial performance also affects bonus pay. The Compensation Committee considers such corporate performance measures as net income, earnings per common and common equivalent share, return on average common stockholders' equity, gross margin, sales growth and expense and asset management in making bonus decisions. The Compensation Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as successful supervision of major corporate projects, demonstrated leadership ability and contributions to industry and community development. The amount of each annual incentive award is recommended for approval by management and approved by the Compensation Committee.

    In 1998, performance objectives regarding the attainment of corporate earnings goals were not achieved. Based on the attainment of divisional and individual performance objectives, cash bonuses were awarded to the Named Executive Officers in the following amounts: Mr. Robeck--$0; Mr. Kurz--$0; Mr. Morrison--$10,000; Ms. Thomsen--$125,000; Mr. Ovadia--$0; and Mr. Boyd--$40,000.

    STOCK OPTIONS. The Compensation Committee strongly believes that the compensation program should provide employees with an opportunity to increase their equity ownership and potentially gain financially from Company stock price increases. By this approach, the best interests of stockholders, executives and employees will be closely aligned. Therefore, executives and other key employees are eligible to receive stock options, giving them the right to purchase shares of Common Stock of the Company at a specified price in the future. The Compensation Committee believes that the use of stock options as the basis for long-term incentive compensation meets the Compensation Committee's compensation strategy and business needs of the Company by achieving increased value for stockholders and retaining key employees.

    On December 14, 1998, the Company permitted option holders to exchange their outstanding stock options for a lesser number of options priced at fair market value on that date, $7.50. Options with an exercise price greater that $20.00 a share were eligible to be exchanged for options priced at $7.50 with a 50% reduction in the number of options, and options with an exercise price less than or equal to $20.00 a share were eligible to be exchanged for options priced at $7.50 with a 33% reduction in the number of options. Each replacement grant retained the original grant's vesting schedule but imposed a one year moratorium on exercise. Twenty-one employees and consultants of the Company elected to participate, exchanging an aggregate of options to purchase 817,500 shares of Common Stock at exercise prices ranging from $12.25 to $28.13 a share in return for an aggregate of options to purchase 422,417 shares of Common Stock at an exercise price of $7.50 per share. At the discretion of the Compensation Committee, Messrs. Robeck and Kurz, the Company's co-chief executive officers, were not eligible to participate in the exchange. The Compensation Committee determined to allow the exchange following a substantial decline in the price of the Common Stock from its 1998 high of $27.00 and in recognition that a substantial number of option holders had joined the Company within the last year. The objectives of the exchange were as follows: (i) to replace the opportunity to share in the Company's success through stock price appreciation;
(ii) to meet competitive threats to the Company's key executives who could be enticed to join a competitor with option grants priced at the competitor's current fair market value; (iii) to recapture existing outstanding options, thereby reducing the number of outstanding grants and increasing availability for future grants; and (iv) to continue to align the interests of key employees and stockholders by adding meaningful incentives and strengthening the retentive powers of the existing grants.

    In 1998, the Company granted options to purchase shares of the Company's Common Stock to the Named Executive Officers in the following amounts, (including shares granted in the December 14, 1998 exchange): Mr. Robeck--0; Mr. Kurz--0; Mr. Morrison--296,667; Ms. Thomsen--25,833; Mr. Ovadia--0; and Mr. Boyd--112,500. In approving grants and awards under the Option Plan, the quantitative and qualitative factors and industry comparisons outlined above are considered.

    OTHER EMPLOYMENT BENEFITS. The Company provides health and welfare benefits to executives and employees similar to those provided by other companies in the Company's industry. The Company also provides a 401(k) plan in which all employees are eligible and maintains a supplemental deferred compensation plan for certain executive officers and a restricted stock plan for certain employees who are not executive officers. Certain executives are also eligible for a monthly car allowance.

    INTERNAL REVENUE CODE SECTION 162(M). To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control also affect the deductibility of compensation. For these and other reasons, the Compensation Committee will not necessarily limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code. The Compensation Committee will consider various alternatives to preserve the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

    CO-CHIEF EXECUTIVE OFFICER COMPENSATION. The Compensation Committee is responsible for evaluating and establishing the compensation paid to Donald A. Kurz and Stephen P. Robeck, the Company's co-chief executive officers. The 1998 base salaries for Mr. Kurz and Mr. Robeck were based upon the individual employment agreements between each of Mr. Kurz and Mr. Robeck, each dated as of January 1, 1997. In evaluating the incentive compensation to be paid to the two co-chief executive officers, the Compensation Committee applied the principles and procedures for evaluating performance against corporate and individual objectives outlined above. The Compensation Committee determined that the Company had not met the earnings goals originally established by the Board of Directors for 1998. Based on these results, the Compensation Committee did not award Messrs. Kurz and Robeck a bonus for the year ended December 31, 1998. In addition, Messrs. Kurz and Robeck did not receive any options to purchase shares of Common Stock in 1998 and were not eligible to participate in the December 14, 1998 stock option exchange.

                                          COMPENSATION COMMITTEE

                                          Lawrence Elins, Chairman
                                          Sanford R. Climan
                                          Bruce Raben

                               PERFORMANCE GRAPH

    Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Common Stock against the cumulative total return of the Standard & Poors 500 Index ("S&P 500 Index"), and the Russell 2000 Index ("Russell 2000 Index") for the period commencing February 2, 1994 (the effective date of the registration statement for the initial public offering of the Common Stock) and ended December 31, 1998. The data represented below assumes $100 invested in each of the Common Stock on February 2, 1994, and the S&P 500 Index and the Russell 2000 Index on January 1, 1994. The stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                  EQUITY MARKETING    S&P 500   RUSSELL 2000
01/94                                       $100.00    $100.00       $100.00
12/94                                       $83.33*     $95.36        $93.94
12/95                                       $208.33    $127.89       $118.55
12/96                                       $308.33    $153.80       $136.05
12/97                                       $416.67    $201.50       $163.97
12/98                                       $137.50    $255.23       $158.32
Comparison of cumulative return
among the Company, the S&P 500
Index and the Russell 2000 Index
                                              01/94      12/94         12/95      12/96      12/97      12/98
Equity Marketing                            $100.00    $83.33*       $208.33    $308.33    $416.67    $137.50
S&P 500                                     $100.00     $95.36       $127.89    $153.80    $201.50    $255.23
Russell 2000                                $100.00     $93.94       $118.55    $136.05    $163.97    $158.32

------------------------

* The 1994 data for the Company begins February 2, 1994, the date of the Company's initial public offering.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under the Exchange Act, the Company's directors, its executive officers, and any persons holding more than 10% of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Commission. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during the fiscal year ended December 31, 1998. In his Form 5 filed in February 1998 covering transactions occurring in 1997, Donald A. Kurz omitted a gift made in February 1997 of 4,500 shares of Common Stock. To correct the omission, Mr. Kurz filed an amended Form 5 in October 1998. Mr. Elins was delinquent by less than two weeks in filing his report on Form 5 for the year ended December 31, 1998. Other than the foregoing, all of these filing requirements were satisfied by its directors, officers and 10% holders. In making these statements, the Company has relied on the written representations of its directors, officers and its 10% holders and copies of the reports that they have filed with the Commission.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

    Upon recommendation by the Audit Committee, the Board of Directors has appointed Arthur Andersen LLP as the Company's independent auditor for the year ending December 31, 1999. Representatives of that firm will be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if they so desire.

    Stockholders are being asked to ratify the appointment of Arthur Andersen LLP as the Company's independent auditor for the year ending December 31, 1999.

    If the stockholders do not ratify the appointment of Arthur Andersen LLP as the Company's independent auditor, the Board of Directors will consider selecting another accounting firm.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSAL.

                                   FORM 10-K

    UPON WRITTEN REQUEST OF ANY PERSON ENTITLED TO VOTE AT THE MEETING, ADDRESSED TO THE COMPANY, ATTENTION: SECRETARY, EQUITY MARKETING, INC., 6330 SAN VICENTE BLVD., LOS ANGELES, CALIFORNIA 90048, THE COMPANY WILL PROVIDE WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                           PROPOSALS OF STOCKHOLDERS

    Under certain circumstances, stockholders are entitled to present proposals for consideration at stockholders meetings. Any such proposal to be included in the proxy statement for the Company's 2000 Annual Meeting of Stockholders must be submitted to the Secretary of the Company prior to December 14, 1999. It is suggested that such proposals be sent by Certified Mail, Return Receipt Requested.

                   ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS

    The Company's Bylaws require advance notice for any business to be brought before a meeting of stockholders. In general, for business to be brought before an annual meeting by a stockholder, written notice of the stockholder proposal must be delivered to the Secretary of the Company not less than the close of business on the one hundred twentieth day nor earlier than the close of business on the one hundred fiftieth day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred fiftieth day prior to such annual meeting and not later than the close of business on the later of the one hundred twentieth day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made. Assuming that the date of the Company's 2000 Annual Meeting of Stockholders is less than 30 days before or less than 60 days after such anniversary date, any such proposal to be included in the proxy statement for the Company's 2000 Annual Meeting of Stockholders must be submitted to the Secretary of the Company prior to December 14, 1999 and after November 14, 1999. In general, the stockholder's notice to the Secretary must contain a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, as well as certain other information. Written notice of any such stockholder proposal should be sent to the Secretary, Equity Marketing, Inc., 6330 San Vicente Blvd., Los Angeles, California 90048.

             OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

    The Company knows of no other matters to be presented at the Annual Meeting, but if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying form of proxy will vote the same in accordance with their best judgment and their discretion, and authority to do so is included in the proxy.

                            SOLICITATION OF PROXIES

    The expense of this solicitation of proxies will be borne by the Company. Solicitations will be made only by use of the mail except that, if deemed desirable, officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal calls. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons and the Company will reimburse them for their reasonable expenses incurred in this connection.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Leland P. Smith
                                          LELAND P. SMITH
                                          SECRETARY

                             EQUITY MARKETING, INC.
             THIS PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 26, 1999

    Donald A. Kurz, Leland P. Smith and Teresa P. Covington, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote, as designated below, all shares of Common Stock of Equity Marketing, Inc. held of record by the undersigned on March 29, 1999, at the Annual Meeting of Stockholders to be held at 10:00 a.m. on May 26, 1999, at the Hotel Nikko, 465
S. La Cienega Blvd., Los Angeles, California 90048, and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

1.  ELECTION OF DIRECTORS. To elect all nominees.
  Nominees are: Donald A. Kurz, Sanford R. Climan, Lawrence Elins, Mitchell H.
                    Kurz, Bruce Raben and Stephen P. Robeck.

        / /  AUTHORITY GIVEN                      / /  AUTHORITY WITHHELD

    FOR ALL NOMINEES LISTED ABOVE EXCEPT:

--------------------------------------------------------------------------------

2. To ratify the selection of Arthur Andersen LLP as the Company's independent auditor.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
 PLEASE MARK, DATE AND SIGN THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.

    Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

    The signer acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith. Unless otherwise specified this Proxy will be voted FOR Proposals 1 and 2.

                                              IMPORTANT: Please sign exactly as
                                              name appears hereon. Each joint
                                              owner shall sign. Executors,
                                              administrators, trustees, etc.,
                                              should give their full title.
                                              __________________________________
                                                         Signature(s)
                                              __________________________________
                                                             Date
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                                                         Signature(s)
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                                                             Date